FEDERATED
WORLD-CLASS INVESTMENT MANAGER(R)

FUND PARTICIPATION AGREEMENT

This AGREEMENT is made this 3 day       exemptions from the provisions
of Feb, 2011, by and between            of sections 9(a), 13(a), 15(a),
MetLife Investors USA Insurance         and 15(b) of the 1940 Act and
Company (the "Insurer"), a life         Rules 6e-2(b)(15) and
insurance company domiciled in          6e-3(T)(b)(15) thereunder, to the
Massachusetts, on its behalf and        extent necessary to permit shares
on behalf of certain segregated         of the Investment Company to be
asset accounts of the Insurer           sold to and held by variable
listed on Exhibit A to this             annuity and variable life
Agreement (the "Separate                insurance separate accounts of
Accounts"); Federated Insurance         life insurance companies that may
Series (the "Investment                 or may not be affiliated with one
Company"), a Massachusetts              another (hereinafter the "Mixed
business trust; and Federated           and Shared Funding Exemptive
Securities Corp. (the                   Order"); and
"Distributor"), a Pennsylvania
corporation.                               WHEREAS, the Distributor is
                                        registered as a broker-dealer
   WHEREAS, the Investment              with the SEC under the Securities
Company is registered with the          Exchange Act of 1934, as amended
Securities and Exchange                 ("1934 Act"), and is a member in
Commission ("SEC") as an open-end       good standing of the Financial
management investment company           Industry Regulatory Authority
under the Investment Company Act        ("FINRA"); and
of 1940, as amended ("1940 Act");
and                                        WHEREAS, to the extent
                                        permitted by applicable insurance
   WHEREAS, the Investment              laws and regulations, the Insurer
Company is authorized to issue          intends to purchase shares of one
separate classes of shares of           or more of the Investment
beneficial interest ("shares"),         Company's portfolios on behalf of
each representing an interest in        its Separate Accounts to serve as
a separate portfolio of assets (a       an investment medium for Variable
"Fund") and each Fund has its own       Contracts funded by the Separate
investment objective, policies,         Accounts, and the Distributor is
and limitations; and shares of          authorized to sell shares of the
the Funds are registered under          Funds;
the Securities Act of 1933, as
amended ("1933 Act"); and                  NOW, THEREFORE, in
                                        consideration of the foregoing
   WHEREAS, the Investment              and the mutual promises and
Company is available to offer           covenants set forth, the parties
shares of one or more of its            hereby agree as follows:
Funds to separate accounts of
insurance companies that fund           1. SALE OF INVESTMENT COMPANY SHARES
variable annuity contracts and             ---------------------------------
variable life insurance policies
and to serve as an investment           (a) The Distributor agrees to
medium for variable annuity             sell to the Insurer those shares
contracts and variable life             of the Funds offered and made
insurance policies offered by           available by the Investment
insurance companies that have           Company and identified on Exhibit
entered into participation              C that the Insurer orders on
agreements substantially similar        behalf of its Separate Accounts,
to this agreement ("Participating       and agrees to execute such orders
Insurance Companies"); and              on each day on which the
                                        Investment Company calculates its
   WHEREAS, the Insurer has             net asset value pursuant to rules
issued or will issue variable           of the SEC ("business day") at
annuity contracts and variable          the net asset value determined as
life insurance policies                 described in the Investment
("Variable Contracts") supported        Company's registration statement,
wholly or partially by the              next computed after receipt and
Separate Accounts; and                  acceptance by the Investment
                                        Company or its agent of the order
   WHEREAS, the Separate Accounts       for the shares of the Investment
are duly established and                Company.
maintained as segregated asset
accounts by the Insurer to set          (b) The Investment Company agrees
aside and invest assets                 to make available on each
attributable to the aforesaid           business day shares of the Funds
Variable Contracts; and                 for purchase at the applicable
                                        net asset value per share by the
   WHEREAS, the Investment Company      Insurer on behalf of its Separate
has obtained an order from the          Accounts; provided, however, that
SEC dated December 29, 1993 (File       the Board of Trustees of the
No. 812-8620), granting                 Investment Company or its
Participating Insurance Companies       designee may refuse to sell
and variable annuity and variable       shares of any Fund to any person,
life insurance separate accounts        or suspend or terminate the
                                        offering of shares of any Fund,
                                        if such action is


                                           PGHLIB-2340111.1-GCJONES-999921-50001
 required by law or by regulatory       cash. The Investment Company shall
 authorities having jurisdiction or     notify the Insurer of the number of
 is, in the sole discretion of the      shares so issued as payment of such
 Trustees, or their designee, acting    dividends and distributions.
 in good faith and in light of the
 Trustees' fiduciary duties under       (j) The Investment Company shall
 applicable law, necessary in the best  instruct its recordkeeping agent to
 interests of the shareholders of any   advise the Insurer on each business
 Fund.                                  day of the net asset value per share
                                        for each Fund. Neither the Investment
 (c) The Investment Company and the     Company, any Fund nor the
 Distributor agree that shares of the   Distributor, nor any of their
 Funds of the Investment Company will   affiliates shall be liable for any
 be sold only to Participating          information provided to the Insurer
 Insurance Companies, their separate    pursuant to this Agreement which
 accounts, and other persons            information is based on incorrect
 consistent with applicable law. No     information supplied by the Insurer
 shares of any Fund will be sold        or any other Participating Insurance
 directly to the general public to the  Company to the Investment Company or
 extent not permitted by applicable     the Distributor.
 law.
                                        2. REPRESENTATIONS AND WARRANTIES
 (d) The Investment Company and the        ------------------------------
 Distributor will not sell shares of
 the Funds to any insurance company or  (a) The Insurer represents and
 separate account unless an agreement   warrants that it is an insurance
 containing provisions substantially    company duly organized and in good
 the same as the provisions in          standing under applicable law and
 Section 4 of this Agreement is in      that it is taxed as an insurance
 effect to govern such sales.           company under Subchapter L of the
                                        Internal Revenue Code of 1986, as
 (e) Upon receipt of a request for      amended, (the "Code").
 redemption in proper form from the
 Insurer, the Investment Company        (b) The Insurer represents and
 agrees to redeem any full or           warrants that it has legally and
 fractional shares of the Funds held    validly established each of the
 by the Insurer, ordinarily executing   Separate Accounts as a segregated
 such requests on each business day at  asset account under the applicable
 the net asset value next computed      state Insurance Code, and that each
 after receipt and acceptance by the    of the Separate Accounts is a validly
 Investment Company or its agent of     existing segregated asset account
 the request for redemption, except     under applicable federal and state
 that the Investment Company reserves   law.
 the right to suspend the right of
 redemption, consistent with            (c) The Insurer represents and
 Section 22(e) of the 1940 Act and any  warrants that the Variable Contracts
 rules thereunder. Such redemption      issued by the Insurer or interests in
 shall be paid consistent with          the Separate Accounts under such
 Section 22(e) of the 1940 Act and any  Variable Contracts (i) are or, prior
 rules, regulations or orders           to issuance, will be registered as
 thereunder, and the procedures and     securities under the 1933 Act or,
 policies of the Investment Company as  alternatively, (ii) are not described in the current registration registered because they are properly statement for the Investment Company. exempt from registration under the
                                        1933 Act or will be offered
 (f) Any purchase or redemption         exclusively in transactions that are
 request for any Fund shares held or    properly exempt from registration
 to be held in the Insurer's general    under the 1933 Act.
 account shall be effected at the net
 asset value per share next determined  (d) The Insurer represents and
 after the receipt and acceptance of    warrants that each of the Separate
 such request by the Investment         Accounts (i) has been registered as a
 Company.                               unit investment trust in accordance
                                        with the provisions of the 1940 Act
 (g) The Insurer agrees to purchase     or, alternatively, (ii) has not been
 and redeem the shares of each Fund in  registered in proper reliance upon an
 accordance with the provisions of      exclusion from registration under the
 Exhibit B to this Agreement and the    1940 Act.
 current prospectus for the Fund.
                                        (e) The Insurer represents that it
 (h) Issuance and transfer of shares    believes, in good faith, that the
 of the Funds will be by book entry     Variable Contracts issued by the
 only unless otherwise agreed by the    Insurer are currently treated as
 Investment Company. Stock              annuity contracts or life insurance
 certificates will not be issued to     policies (which may include modified
 the Insurer or the Separate Accounts   endowment contracts), whichever is
 unless otherwise agreed by the         appropriate, under applicable
 Investment Company. Shares ordered     provisions of the Code.
 from the Investment Company will be
 recorded in an appropriate title for   (f) The Investment Company represents
 the Separate Accounts or the           and warrants that it is duly
 appropriate sub-accounts of the        organized as a business trust under
 Separate Accounts.                     the laws of the Commonwealth of
                                        Massachusetts, and is in good
 (i) The Investment Company shall       standing under applicable law.
 furnish same day notice to the
 Insurer of any income, dividends or    (g) The Investment Company represents
 capital gain distributions payable on  and warrants that the shares of the
 the shares of the Funds. The Insurer   Funds are duly authorized for
 hereby elects to reinvest in the Fund  issuance in accordance with
 all such dividends and distributions   applicable law and that the
 as are payable on a Fund's shares and  Investment Company is registered as
 to receive such dividends and          an open-end management investment
 distributions in additional shares of  company under the 1940 Act.
 that Fund. The Insurer reserves the
 right to revoke this election in       (h) The Investment Company represents
 writing and to receive all such        that it believes, in good faith, that
 dividends and distributions in         the Funds currently comply with the


 FUND PARTICIPATION AGREEMENT
 APRIL 30, 2008
 diversification provisions of          (m) The parties shall each be deemed
 Section 817(h) of the Code and the     to repeat all the foregoing
 regulations issued thereunder          representations and warranties made
 relating to the diversification        by it at the time of any transaction
 requirements for variable life         subject to this Agreement.
 insurance policies and variable
 annuity contracts.                     3. GENERAL DUTIES
                                           --------------
 (i) The Distributor represents and
 warrants that it is a member in good   (a) The Investment Company shall take
 standing of the FINRA and is           all such actions as are necessary to
 registered as a broker-dealer with     permit the sale of the shares of each
 the SEC.                               Fund to the Separate Accounts,
                                        including maintaining its
 (j) The Insurer represents and         registration as an investment company
 warrants that all of its directors,    under the 1940 Act, and registering
 officers, employees, and other         the shares of the Funds sold to the
 individuals/entities employed or       Separate Accounts under the 1933 Act
 controlled by the Insurer dealing      for so long as required by applicable
 with the money and/or securities of    law. The Investment Company shall
 the Separate Accounts are covered by   amend its Registration Statement
 a blanket fidelity bond or similar     filed with the SEC under the 1933 Act
 coverage for the benefit of the        and the 1940 Act from time to time as
 Separate Accounts, in an amount not    required in order to effect the
 less than the amount that would be     continuous offering of the shares of
 required by Rule 17g-1 of the 1940     the Funds. The Investment Company
 Act or related provisions as may be    shall register and qualify the shares
 promulgated from time to time as if    for sale in accordance with the laws
 the Separate Accounts were subject to  of the various states to the extent
 such rule. The aforesaid bond          deemed necessary by the Investment
 includes coverage for larceny and      Company or the Distributor.
 embezzlement and is issued by a
 reputable bonding company. The         (b) The Investment Company shall use
 Insurer agrees to hold for the         its best efforts to maintain
 benefit of the Investment Company and  qualification of each Fund as a
 to pay to the Investment Company any   Regulated Investment Company under
 amounts lost from larceny,             Subchapter M of the Code (or any
 embezzlement or other events covered   successor or similar provision) and
 by the aforesaid bond to the extent    shall notify the Insurer immediately
 such amounts properly belong to the    upon having a reasonable basis for
 Investment Company pursuant to the     believing that a Fund has ceased to
 terms of this Agreement. The Insurer   so qualify or that it might not so
 agrees to make all reasonable efforts  qualify in the future.
 to see that this bond or another bond
 containing there provisions is always  (c) The Investment Company shall use
 in effect, and agrees to notify the    its best efforts to enable each Fund
 Investment Company and the             to comply with the diversification
 Distributor in the event that such     provisions of Section 817(h) of the
 coverage no longer applies.            Code and the regulations issued
                                        thereunder relating to the
 (k) The Investment Company represents  diversification requirements for
 and warrants that all of its           variable life insurance policies and
 trustees, officers, employees, and     variable annuity contracts and any
 other individuals or entities dealing  prospective amendments or other
 with the money and/or securities of    modifications to Section 817 or
 the Investment Company are and shall   regulations thereunder, and shall
 continue to be at all times covered    notify the Insurer immediately upon
 by a blanket fidelity bond or similar  having a reasonable basis for
 coverage for the benefit of the        believing that any Fund has ceased to
 Investment Company in an amount not    comply.
 less than the minimum coverage as
 required currently by Rule 17g-l of    (d) The Insurer shall take all such
 the 1940 Act or related provisions as  actions as are necessary under may be promulgated from time to time.  applicable federal and state law to
 The aforesaid bond shall include       permit the sale of the Variable
 coverage for larceny and embezzlement  Contracts issued by the Insurer,
 and shall be issued by a reputable     including registering each Separate
 bonding company.                       Account as an investment company to
                                        the extent required under the 1940
 (1) The Insurer acknowledges that,     Act, and registering the Variable
 pursuant to Form 24f-2, the            Contracts or interests in the
 Investment Company is not required to  Separate Accounts under the Variable
 pay fees to the SEC for registration   Contracts to the extent required
 of its shares under the 1933 Act with  under the 1933 Act, and obtaining all
 respect to its shares issued to        necessary approvals to offer the
 Separate Accounts that are unit        Variable Contracts from state
 investment trusts that offer           insurance commissioners.
 interests that are registered under
 the 1933 Act and on which a            (e) The Insurer shall use its best
 registration fee has been or will be   efforts to maintain the treatment of
 paid to the SEC ("Registered Separate  the Variable Contracts issued by the
 Accounts"). The Insurer agrees to      Insurer as annuity contracts or life
 provide the Investment Company each    insurance policies, whichever is
 year within 60 days of the end of the  appropriate, under applicable
 Investment Company's fiscal year, or   provisions of the Code, and shall
 when reasonably requested by the       notify the Investment Company and the
 Investment Company, information as to  Distributor immediately upon having a
 the number of shares purchased by      reasonable basis for believing that
 Registered Separate Accounts and       such Variable Contracts have ceased
 Separate Accounts the interests of     to be so treated or that they might
 which are not registered under the     not be so treated in the future.
 1933 Act. The Insurer acknowledges
 that the Investment Company intends    (f) The Insurer shall offer and sell
 to rely on the information so          the Variable Contracts issued by the
 provided and represents and warrants   Insurer in accordance with applicable
 that such information shall be         provisions of the 1933 Act, the 1934
 accurate.                              Act, the 1940 Act, the regulations
                                        promulgated by the FINRA ("FINRA
                                        Conduct Rules"), and

FUND PARTICIPATION AGREEMENT
APRIL 30, 2008
   state law respecting the offering       identities as required by the
   of variable life insurance              AML-CIP Regulations and/or its
   policies and variable annuity           AML-CIP Program, with respect
   contracts.                              to all customers on whose
                                           behalf Insurer maintains a
   (g) The Distributor shall sell          direct account with the
   and distribute the shares of the        Investment Company.
   Funds of the Investment Company
   in accordance with the applicable       (iv) The parties agree that
   provisions of the 1933 Act, the         (A) accounts in the Investment
   1934 Act, the 1940 Act, the FINRA       Company beneficially owned by
   Conduct Rules, and state law.           Insurer's customers shall be
                                           accounts of the Insurer for
   (h) During such time as the             all purposes under Insurer's
   Investment Company engages in           AML-CIP Program and that
   Mixed Funding or Shared Funding,        (B) Insurer's customers will
   a majority of the Board of              be customers of Insurer for
   Trustees of the Investment              all purposes under Insurer's
   Company shall consist of persons        AML-CIP Program.
   who are not "interested persons"
   of the Investment Company            (l)(i) The parties acknowledge
   ("disinterested Trustees"), as          that:
   defined by Section 2(a)(19) of
   the 1940 Act and the rules                 (A) the SEC has adopted
   thereunder, and as modified by             Regulation S-P at 17 CFR Part
   any applicable orders of the SEC,          248 to protect the privacy of
   except that if this provision of           individuals who obtain a
   this Section 3(h) is not met by            financial product or service
   reason of the death,                       for personal, family or
   disqualification, or bona fide             household use;
   resignation of any Trustee or
   Trustees, then the operation of            (B) Regulation S-P permits
   this provision shall be suspended          financial dealers, such as
   (i) for a period of 45 days if             Insurer and Distributor, to
   the vacancy or vacancies may be            disclose "nonpublic personal
   filled by the Investment                   information" ("NPI") of its
   Company's Board; (ii) for a                "customers" and "consumers"
   period of 60 days if a vote of             (as those terms are therein
   shareholders is required to fill           defined in Regulation S-P) to
   the vacancy or vacancies; or               affiliated and nonaffiliated
   (iii) for such longer period as            third parties, without giving
   the SEC may prescribe by order             such customers and consumers
   upon application.                          the ability to opt out of such
                                              disclosure, for the limited
   (i) The Insurer and its agents             purposes of processing and
   will not in any way recommend any          servicing transactions (17 CFR
   proposal or oppose or interfere            (S) 248.14); for specified law
   with any proposal submitted by             enforcement and miscellaneous
   the Investment Company at a                purposes (17 CFR (S) 248.15);
   meeting of owners of Variable              and to service providers or in
   Contracts ("Variable Contract              connection with joint
   Owners") or shareholders of the            marketing arrangements (17 CFR
   Investment Company, and will in            (S) 248.13);
   no way recommend, oppose, or
   interfere with the solicitation            (C) Regulation S-P provides
   of proxies for Investment Company          that the right of a customer
   shares held by Variable Contract           and consumer to opt out of
   Owners, without the prior written          having his or her NPI
   consent of the Investment                  disclosed pursuant to 17 CFR
   Company, which consent may be              (S) 248.7 and 17 CFR (S)
   withheld in the Investment                 248.10 does not apply when the
   Company's sole discretion.                 NPI is disclosed to service
                                              providers or in connection
   (j) Each party hereto shall                with joint marketing
   cooperate with each other party            arrangements, provided the
   and all appropriate governmental           Insurer and third party enter
   authorities having jurisdiction            into a contractual agreement
   (including, without limitation,            that prohibits the third party
   the SEC, the FINRA, and state              from disclosing or using the
   insurance regulators) and shall            information other than to
   permit such authorities                    carry out the purposes for
   reasonable access to its books             which the Insurer disclosed
   and records in connection with             the information (17 CFR (S)
   any investigation or inquiry               248.13);
   relating to this Agreement or the
   transactions contemplated hereby.          (D) NPI of Insurer's consumers
                                              and customers that have no
   (k) (i) The parties acknowledge            independent customer
   that the SEC and the United                relationship with Distributor
   States Treasury Department have            may be disclosed to
   adopted a series of rules and              Distributor during the term of
   regulations arising out of the             the Agreement ("Insurer
   USA PATRIOT Act (together with             Customer NPI");
   such rules and regulations, the
   "AML-CIP Regulations"),                    (E) certain consumers and
   specifically requiring certain             customers of Insurer may also
   financial institutions, including          be consumers and customers of
   the Investment Company,                    Distributor as fully-disclosed
   Distributor and Insurer, to                shareholders of Federated mutual
   establish a written anti-money             funds ("Joint Customer"); and
   laundering and customer
   identification program (an                 (F) NPI of Joint Customers may
   "AML-CIP Program").                        be disclosed and exchanged
                                              during the term of this
      (ii) The Investment Company,            Agreement ("Joint Customer
      Distributor and Insurer each            NPI").
      represent, warrant and certify
      that they have established,       (m) Each party hereby covenants
      and covenant that at all times    that any Joint Customer NPI which
      during the existence of this      a party receives from the other
      Agreement they will maintain,     party will be subject to the
      an AML-CIP Program in             following limitations and
      compliance with the AML-CIP       restrictions:
      Regulations.

      (iii) Insurer covenants that it
      will perform all activities,
      including the establishment and
      verification of customer

FUND PARTICIPATION AGREEMENT
APRIL 30, 2008

 (i) Each party may redisclose                 identified to Insurer as a
 Joint Customer NPI to its own                 "market timer" by another
 affiliates, who will be limited               fund company;
 by the same disclosure and use
 restrictions that are imposed on              (ii) With respect to Shares
 the parties under this                        held by Insurer on an omnibus
 Agreement; and                                basis with the Funds, Insurer
                                               shall upon Distributor 's
 (ii) Each party may redisclose                request, promptly provide the
 and use Joint Customer NPI only               Taxpayer Identification
 as necessary in the ordinary                  Number of each shareholder
 course of business to provide                 that purchased, redeemed,
 the services identified in this               transferred or exchanged
 Agreement except as permitted                 shares of a Fund and the
 under Regulation S-P and as                   amount and dates of such
 required by any applicable                    shareholder purchases,
 federal or state law.                         redemptions, transfers and
                                               exchanges; and
 (iii) Distributor covenants that:
                                               (iii) Insurer shall follow
      (A) Distributor may                      Distributor 's instructions
      redisclose Insurer                       to restrict or prohibit
      Customer NPI to its own                  further purchases or
      affiliates, who will be                  exchanges of Shares by a
      limited by the same                      shareholder that has been
      disclosure and use                       identified by Distributor as
      restrictions that are                    having engaged in
      imposed on Distributor                   transactions of Shares
      under this Agreement; and                (whether directly or through
                                               Insurer) that violate the
      (B) Distributor may                      policies and procedures of
      redisclose and use                       the Investment Company as
      Insurer Customer NPI only                disclosed in each Fund's
      as necessary in the                      Prospectus or that are deemed
      ordinary course of                       disruptive to a Fund as
      business to provide the                  determined by Distributor in
      services identified in                   its sole discretion.
      this Agreement and to
      third-party service                   (o)Insurer will forward for
      providers as permitted                   processing on each day only
      under Regulation S-P.                    those purchase and redemption
                                               orders received by Insurer
 (iv) Each party represents                    prior to the daily cut-off
 and warrants that, in                         times disclosed in each
 accordance with 17 CFR (S)                    Fund's prospectus. Insurer
 248.30, it has implemented,                   has, and will maintain at all
 and will continue to carry                    times during the term of this
 out for the term of the                       Agreement, appropriate
 Agreement, policies and                       internal controls for the
 procedures reasonably                         segregation of purchase and
 designed to:                                  redemption orders received
                                               prior to the daily cut-off
      (A) Insure the                           times disclosed in each
      security and                             Fund's Prospectus, from
      confidentiality of                       purchase and redemption
      records and customers'                   orders received after the
      NPI;                                     daily cut-off times disclosed
                                               in each Fund's prospectus as
      (B) Protect against                      and to the extent required by
      any anticipated                          the 1940 Act.
      threats or hazards to
      the security or                       (p)Insurer acknowledges that the
      integrity of customer                    Funds are only registered for
      records and NPI; and                     sale in the United States of
                                               America and that no action
      (C) Protect against                      has been taken by or on
      unauthorized access or                   behalf of Distributor or the
      use of such customer                     Investment Company in any
      records or NPI that                      other jurisdiction to permit
      could result in                          a public offering or sale of
      substantial harm or                      Shares, or the possession or
      inconvenience to any                     distribution of any
      customer.                                Prospectus in any
                                               jurisdiction where action for
  (v) The provisions of                        such purposes is required.
  Section 3(m) shall survive                   Insurer agrees not to make
  the termination of the                       the Funds available for sale
  Agreement.                                   to persons in any
                                               jurisdiction in which such
 (n)(i) Insurer shall not                      offer is unlawful. Should
    directly or indirectly offer,              Insurer undertake to offer
    adopt, implement, conduct or               and/or sell Shares of the
    participate in any program,                Investment Company in any
    plan, arrangement, advice or               jurisdiction other than the
    strategy that Distributor or               United States of America,
    the Investment Company                     Insurer shall inform itself
    reasonably deem to be harmful              of, and shall comply with, at
    to Shareholders or                         its own expense, any and all
    potentially disruptive to the              applicable law and regulation
    management of the Funds, as                relating thereto, and none of
    communicated to Insurer by                 Distributor, the Investment
    Distributor in writing from                Company, or their respective
    time to time, or which                     authorized agents shall have
    violates the policies and                  any responsibility or
    procedures of the Funds as                 liability in connection
    disclosed in each Fund's                   therewith. As used herein,
    Prospectus; including without              "United States of America"
    limitation, any activity                   shall be deemed to include
    involving market timing,                   any state of the United
    programmed transfer, frequent              States, the District of
    transfer and similar                       Columbia, Puerto Rico, the
    investment programs. Insurer,              Virgin Islands, and any other
    at all times during the term               possession of the United
    of this Agreement, shall have              States.
    active, formal policies and
    procedures aimed at deterring           (q)The Insurer agrees that the
    "market timers." Such                      Investment Company and the
    policies and procedures shall              Distributor shall bear no
    provide for Insurer's ongoing              responsibility for any act or
    review of its customers'                   omission of any fund or
    account activity and                       portfolio that serves as an
    prescribe effective actions                investment option under the
    to deter or detect and stop                Variable Contracts other than
    disruptive activities. In                  the Funds hereunder.
    addition, Insurer shall not
    knowingly permit any customer
    to invest in any of the Funds
    if that customer has been

FUND PARTICIPATION AGREEMENT
APRIL 30, 2008

 (r)(i) The Parties may agree from       entity that has licensed
    time to time to set                  software or systems to
    appropriate security                 Distributor in connection with
    procedures and to perform            the Website. In addition,
    electronically certain of            Insurer shall immediately
    their obligations under this         notify Distributor if any
    Agreement, including without         password issued to Insurer in
    limitation, the delivery of          connection herewith is or may
    Disclosure Documents, opening        be jeopardized.
    accounts, transmitting
    purchase, exchange, and              (v) Insurer agrees to provide
    redemption orders, and               such security as is necessary
    delivering and maintaining           to prevent any unauthorized
    shareholder communications.          use of the Investment
                                         Company's recordkeeping
    (ii) Where Insurer (A) has           system, accessed via any
    obtained the informed consent        computer hardware or software
    of the underlying beneficial         provided to Insurer by
    owner of an account in the           Distributor. Insurer
    Funds , and (B) is the record        represents and warrants that
    owner of such account in the         it has examined and tested the
    Funds , Insurer hereby               internal systems that it has
    consents to the electronic           developed to support the
    delivery, via Distributor 's         services outlined in this
    website ("Website"), of all          Agreement and, as of the date
    Disclosure Documents. Insurer        of this Agreement, has no
    acknowledges that Distributor        knowledge of any situation or
    utilizes portable document           circumstance that will inhibit
    format ("PDF") files for             the system's ability to
    Disclosure Documents on the          perform the expected functions
    Website, and that Insurer            or inhibit Insurer's ability
    might incur costs in                 to provide the expected
    connection with the delivery         services.
    of Disclosure Documents (e.g.
    on-line time). If Insurer does    4. POTENTIAL CONFLICTS
    not already have access to the       -------------------
    Adobe Acrobat Reader software
    necessary to view PDF files of    (a) During such time as the
    Disclosure Documents on the       Investment Company engages in
    Website, Insurer acknowledges     Mixed Funding or Shared Funding,
    that such software can be         the parties hereto shall comply
    obtained for free through the     with the conditions in this
    Help tab on the Website.          Section 4.
    Insurer further acknowledges
    that notice of updates to the     (b) The Investment Company's
    Disclosure Documents shall be     Board of Trustees shall monitor
    provided by Distributor, as       the Investment Company for the
    appropriate, on the account       existence of any material
    statement that is regularly       irreconcilable conflict
    provided to Insurer.              (i) between the interests of
                                      owners of variable annuity
    (iii) Insurer acknowledges and    contracts and variable life
    agrees that Distributor           insurance policies, and
    (A) offers the Website solely     (ii) between the interests of
    as a convenience on an "as is"    owners of variable annuity
    and "as available" basis;         contracts and variable life
    (B) may discontinue the           insurance policies issued by
    Website's availability at any     different Participating Life
    time; and (C) disclaims all       Insurance Companies that invest
    express and implied warranties    in the Investment Company. A
    regarding the Website,            material irreconcilable conflict
    including without limitation      may arise for a variety of
    any warranty of                   reasons, including: (A) an action
    merchantability, fitness for a    by any state insurance regulatory
    particular purpose, or arising    authority; (B) a change in
    from course of dealing or         applicable federal or state
    performance. Insurer further      insurance, tax, or securities
    acknowledges and agrees that      laws or regulations, or a public
    in no event shall Distributor,    ruling, private letter ruling,
    any Fund or its officers and      no-action or interpretive letter,
    directors, or any of their        or any similar action by
    affiliates or employees be        insurance, tax, or securities
    liable (in contract, tort, or     regulatory authorities; (C) an
    otherwise) to Insurer, its        administrative or judicial
    registered representatives, or    decision in any relevant
    third parties for                 proceeding; (D) the manner in
    (D) Insurer's use or non-use      which the investments of any Fund
    of the Website and any data or    of the Investment Company are
    information in connection         being managed; (E) a difference
    therewith; (E) any delay,         in voting instructions given by
    malfunction, or lack of           variable annuity and variable
    security associated with, or      life insurance contract owners;
    caused by, the Website; or        or (F) a decision by a
    (F) acts or omissions of third    Participating Insurance Company
    parties, including without        to disregard the voting
    limitation any entity which       instructions of owners of
    has licensed software or          variable annuity contracts and
    systems to Distributor or any     variable life insurance policies.
    of its affiliates in
    connection with the Website.      (c) The Insurer agrees that it
    Except as strictly necessary      shall report any potential or
    pursuant to this Agreement,       existing conflicts of which it is
    Insurer shall not make or         aware to the Investment Company's
    permit any disclosure or use      Board of Trustees. The Insurer
    of the Website or any related     will be responsible for assisting
    documentation or information      the Board of Trustees of the
    without Distributor's prior       Investment Company in carrying
    written consent. Insurer          out its responsibilities under
    agrees to provide such            the Mixed and Shared Funding
    security necessary to prevent     Exemptive Order, or, if the
    any unauthorized use of the       Investment Company is engaged in
    Website. The provisions of        Mixed Funding or Shared Funding
    this paragraph shall survive      in reliance on Rule 6e-2,
    the termination of this           6e-3(T), or any other regulation
    Agreement.                        under the 1940 Act, the Insurer
                                      will be responsible for assisting
    (iv) As a condition to using the  the Board of Trustees of the
    Website, Insurer shall complete   Investment Company in carrying
    and regularly update, or cause    out its responsibilities under
    the same, all such applications,  such regulation, by providing the
    authorizations, and other         Board with all information
    documents that may be required    reasonably necessary for the
    from time to time by Distributor  Board to consider any issues
    and any                           raised. This includes, but is not
                                      limited to,
FUND PARTICIPATION AGREEMENT
APRIL 30, 2008
an obligation by the Insurer to        Exemptive Order and said reports,
inform the Board whenever Variable     materials, and data shall be
Contract Owner voting instructions     submitted more frequently if deemed
are disregarded. The Insurer shall     appropriate by the Board.
carry out its responsibility under
this Section 4(c) with a view only to  (f) All reports of potential or
the interests of the Variable          existing conflicts received by the
Contract Owners.                       Investment Company's Board of
                                       Trustees, and all Board action with
(d) The Insurer agrees that in the     regard to determining the existence
event that it is determined by a       of a conflict, notifying
majority of the Board of Trustees of   Participating Insurance Companies of
the Investment Company or a majority   a conflict, and determining whether
of the Investment Company's            any proposed action adequately
disinterested Trustees that a          remedies a conflict, shall be
material irreconcilable conflict       properly recorded in the minutes of
exists, the Insurer shall, at its      the Board of Trustees of the
expense and to the extent reasonably   Investment Company or other
practicable (as determined by a        appropriate records, and such minutes
majority of the disinterested          or other records shall be made
Trustees of the Board of the           available to the SEC upon request.
Investment Company), take whatever
steps are necessary to remedy or       (g) The Board of Trustees of the
eliminate the irreconcilable material  Investment Company shall promptly
conflict, up to and including:         notify the Insurer in writing of its
(i) withdrawing the assets allocable   determination of the existence of an
to some or all of the Separate         irreconcilable material conflict and
Accounts from the Investment Company   its implications.
or any Fund and reinvesting such
assets in a different investment       (h) The Investment Company and the
medium, including another portfolio    Insurer agree that if and to the
of the Investment Company, or          extent Rule 6e-2 or Rule 6e-3(T)
submitting the question as to whether  under the 1940 Act is amended or if
such segregation should be             Rule 6e-3 is adopted in final form,
implemented to a vote of all affected  to the extent applicable, the
Variable Contract Owners and, as       Investment Company and the Insurer
appropriate, segregating the assets    shall each take such steps as may be
of any appropriate group (i.e.,        necessary to comply with the Rule as
annuity contract owners or life        amended or adopted in final form. If,
insurance contract owners of           in the future, the Mixed and Shared
contracts issued by one or more        Funding Exemptive Order should no
Participating Insurance Companies),    longer be necessary under applicable
that votes in favor of such            law, then this Section 4(h) shall
segregation, or offering to the        continue in effect, and the remainder
affected Variable Contract Owners the of Section 4 shall no longer apply. option of making such a change; and
(ii) establishing a new registered     5. PROSPECTUSES AND PROXY STATEMENTS;
management investment company or          ----------------------------------
managed separate account. If a            VOTING
material irreconcilable conflict          ------
arises because of the Insurer's
decision to disregard Variable         (a) The Insurer shall distribute such
Contract Owners' voting instructions   prospectuses, proxy statements and
and that decision represents a         periodic reports of the Investment
minority position or would preclude a  Company to the owners of Variable
majority vote, the Insurer shall be    Contracts issued by the Insurer as
required, at the Investment Company's  required to be distributed to such
election, to withdraw the Separate     Variable Contract Owners under
Accounts' investment in the            applicable federal or state law.
Investment Company, provided,
however, that such withdrawal and      (b) The Distributor shall provide the
termination shall be limited to the    Insurer with as many copies of the
extent required by the foregoing       current prospectus of the Investment
material irreconcilable conflict as    Company as the Insurer may reasonably
determined by a majority of the        request. If requested by the Insurer
disinterested Trustees, and no charge  in lieu thereof, the Investment
or penalty will be imposed as a        Company shall provide such
result of such withdrawal. These       documentation (including a final copy
responsibilities shall be carried out  of the Investment Company's
with a view only to the interests of   prospectus as set in type or in
the Variable Contract Owners. A        camera-ready copy) and other
majority of the disinterested          assistance as is reasonably necessary
Trustees of the Investment Company     in order for the Insurer to either
shall determine whether or not any     print a stand-alone document or print
proposed action adequately remedies    together in one document the current
any material irreconcilable conflict,  prospectus for the Variable Contracts
but in no event will the Investment    issued by the Insurer and the current
Company or its investment adviser or   prospectus for the Investment
the Distributor be required to         Company, or a document combining the
establish a new funding medium for     Investment Company prospectus with
any Variable Contract. The Insurer     prospectuses of other funds in which
shall not be required by this          the Variable Contracts may be
Section 4(d) to establish a new        invested. The Investment Company
funding medium for any Variable        shall bear the expense of printing
Contract if any offer to do so has     copies of its current prospectus that
been declined by vote of a majority    will be distributed to existing
of Variable Contract Owners            Variable Contract Owners, and the
materially adversely affected by the   Insurer shall bear the expense of
material irreconcilable conflict.      printing copies of the Investment
                                       Company's prospectus that are used in
(e) The Insurer, at least annually,    connection with offering the Variable
shall submit to the Investment         Contracts issued by the Insurer.
Company's Board of Trustees such
reports, materials, or data as the     (c) The Investment Company and the
Board reasonably may request so that   Distributor shall provide, at the
the Trustees of the Investment         Investment Company's expense, such
Company may fully carry out the        copies of
obligations imposed upon the Board by
the conditions contained in the
application for the Mixed and Shared
Funding

FUND PARTICIPATION AGREEMENT
APRIL 30, 2008
 the Investment Company's current       Separate Account or subaccount
 Statement of Additional Information    thereof that are not attributable to
 ("SAI") as may reasonably be           the Variable Contracts and owned
 requested, to the Insurer and to any   beneficially by the Insurer
 owner of a Variable Contract issued    (resulting from charges against the
 by the Insurer who requests such SAI.  Variable Contracts or otherwise), in the same proportion as the votes cast
 (d) The Investment Company, at its     by owners of the Variable Contracts
 expense, shall provide the Insurer     funded by that Separate Account or
 with copies of its proxy statements,   subaccount thereof having a voting
 periodic reports to shareholders, and  interest in the Fund from whom
 other communications to shareholders   instructions have been timely
 in such quantity as the Insurer shall  received. The Insurer shall vote
 reasonably require for purposes of     shares of each Fund of the Investment
 distributing to owners of Variable     Company held in its general account,
 Contracts issued by the Insurer. The   if any, in the same proportion as the
 Investment Company, at the Insurer's   votes cast with respect to shares of
 expense, shall provide the Insurer     the Fund held in all Separate
 with copies of its periodic reports    Accounts of the Insurer or
 to shareholders and other              sub-accounts thereof, in the aggregate.
 communications to shareholders in
 such quantity as the Insurer shall     (h) During such time as the
 reasonably request for use in          Investment Company engages in Mixed
 connection with offering the Variable  Funding or Shared Funding, the
 Contracts issued by the Insurer. If    Investment Company shall disclose in
 requested by the Insurer in lieu       its prospectus that (i) the
 thereof, the Investment Company shall Investment Company is intended to be provide such documentation (including a funding vehicle for variable
 a final copy of the Investment         annuity and variable life insurance
 Company's proxy statements, periodic   contracts offered by various
 reports to shareholders, and other     insurance companies, (ii) material
 communications to shareholders, as     irreconcilable conflicts possibly may
 set in type or in camera-ready copy)   arise, and (iii) the Board of
 and other assistance as reasonably     Trustees of the Investment Company
 necessary in order for the Insurer to  will monitor events in order to print such shareholder communications  identify the existence of any
 for distribution to owners of          material irreconcilable conflicts and
 Variable Contracts issued by the       to determine what action, if any,
 Insurer.                               should be taken in response to any
                                        such conflict. The Investment Company
 (e) It is understood and agreed that,  hereby notifies the Insurer that
 except with respect to information     prospectus disclosure may be
 regarding the Investment Company, the  appropriate regarding potential risks
 Funds, the Distributor, or an          of offering shares of the Investment
 investment adviser to the Investment   Company to separate accounts funding
 Company or the Funds ("Adviser")       both variable annuity contracts and
 provided in writing by the Investment  variable life insurance policies and
 Company, the Distributor or the        to separate accounts funding Variable
 Adviser and used in conformity         Contracts of unaffiliated life
 therewith, none of the Investment      insurance companies.
 Company, the Funds, the Distributor,
 or the Adviser is responsible for the  6. SALES MATERIAL AND INFORMATION
 content of the prospectuses or            ------------------------------
 statements of additional information
 for the Variable Contracts.            (a) The Insurer shall furnish, or
                                        shall cause to be furnished, to the
 (f) As required by the Mixed and       Investment Company or its designee,
 Shared Funding Exemptive Order, the    each piece of sales literature or
 Insurer shall be responsible for       other promotional material in which
 calculating voting privileges in a     the Investment Company (or any Fund
 manner consistent with other           thereof) or its investment adviser or
 Participating Insurance Companies.     the Distributor is named at least 15
 Towards this end, the Investment       days prior to the anticipated use of
 Company agrees to provide written      such material, and no such sales
 instructions on the calculation of     literature or other promotional
 voting privileges, and the Insurer     material shall be used unless the
 agree to vote consistent with any      Investment Company and the
 reasonable standards that the          Distributor or the designee of either
 Investment Company may adopt and       approve the material or do not
 provide in writing (which writing may  respond with comments on the material
 consist of the Investment Company's    within 10 days from receipt of the
 proxy statement).                      material.

 (g) For so long as the SEC interprets  (b) The Insurer agrees that neither
 the 1940 Act to require pass-through   it nor any of its affiliates or
 voting by Participating Insurance      agents shall give any information or
 Companies whose Separate Accounts are  make any representations or
 registered as investment companies     statements on behalf of the
 under the 1940 Act, the Insurer shall  Investment Company or concerning the
 vote shares of each Fund of the        Investment Company other than the
 Investment Company held in a Separate  information or representations
 Account or a sub-account thereof,      contained in the Registration
 whether or not registered under the    Statement or prospectus for the
 1940 Act, at regular and special       Investment Company shares, as such
 meetings of the Investment Company in  registration statement and prospectus
 accordance with instructions timely    may be amended or supplemented from
 received by the Insurer (or its        time to time, or in reports or proxy
 designated agent) from owners of       statements for the Investment
 Variable Contracts funded by such      Company, or in sales literature or
 Separate Account or sub-account        other promotional material approved
 thereof having a voting interest in    by the Investment Company or its
 the Fund. The Insurer shall vote       designee and by the Distributor or
 shares of a Fund of the Investment     its designee, except with the
 Company held in a Separate Account or  permission of the Investment Company
 a sub-account thereof that are         or its designee and the Distributor
 attributable to the Variable           or its designee.
 Contracts as to which no timely
 instructions are received, as well as  (c) The Investment Company or the
 shares held in such                    Distributor or the designee of either
                                        shall furnish to the Insurer or its
                                        designee,
FUND PARTICIPATION AGREEMENT
APRIL 30, 2008
each piece of sales literature or  7. INDEMNIFICATION
other promotional material in         ---------------
which the Insurer or its Separate
Accounts are named at least 15     (a)Indemnification by the Insurer
days prior to the anticipated use
of such material, and no such         (i) The Insurer agrees to
material shall be used unless the     indemnify and hold harmless
Insurer or its designee approves      each of the Investment
the material or does not respond      Company, any affiliated person
with comments on the material         of the Investment Company
within 10 days from receipt of        within the meaning of
the material.                         Section 2(a)(3) of the 1940
                                      Act, (other than the Insurer),
(d) The Investment Company and        and the Distributor, and each
the Distributor agree that each       of their trustees/directors
and the affiliates and agents of      and officers, and each person,
each shall not give any               if any, who controls the
information or make any               Investment Company or the
representations on behalf of the      Distributor within the meaning
Insurer or concerning the             of Section 15 of the 1933 Act
Insurer, the Separate Accounts,       or who is under common control
or the Variable Contracts issued      with the Investment Company or
by the Insurer, other than the        the Distributor (collectively,
information or representations        the "Indemnified Parties" for
contained in a registration           purposes of this Section 7(a))
statement or prospectus for such      against any and all losses,
Variable Contracts, as such           claims, damages, liabilities
registration statement and            (including amounts paid in
prospectus may be amended or          settlement with the written
supplemented from time to time,       consent of the Insurer) or
or in reports for the Separate        litigation expenses (including
Accounts or prepared for              legal and other expenses), to
distribution to owners of such        which the Indemnified Parties
Variable Contracts, or in sales       may become subject under any
literature or other promotional       statute or regulation, at
material approved by the Insurer      common law or otherwise,
or its designee, except with the      insofar as such losses,
permission of the Insurer.            claims, damages, liabilities
                                      or litigation expenses are
(e) The Investment Company will       related to the sale or
provide to the Insurer at least       acquisition of the Investment
one complete copy of all              Company's shares or the
prospectuses, Statements of           Variable Contracts issued by
Additional Information, reports,      the Insurer and:
proxy statements and other voting
solicitation materials, and all           (A) arise out of or are
amendments and supplements to any         based upon any untrue
of the above, that relate to the          statement or alleged
Investment Company or its shares,         untrue statement of any
promptly after the filing of such         material fact contained in
document with the SEC or other            the registration statement
regulatory authorities. Upon              or prospectus (which shall
Insurer's request, Distributor            include an offering
will provide a copy of the Mixed          memorandum) for the
and Shared Funding Exemptive              Variable Contracts issued
Application and any amendments            by the Insurer or sales
thereto.                                  literature for such
                                          Variable Contracts (or any
(f) The Insurer will provide to           amendment or supplement to
the Investment Company all                any of the foregoing), or
prospectuses (which shall include         arise out of or are based
an offering memorandum if the             upon the omission or the
Variable Contracts issued by the          alleged omission to state
Insurer or interests therein are          therein a material fact
not registered under the 1933             required to be stated
Act), Statements of Additional            therein or necessary to
Information, reports,                     make the statements
solicitations for voting                  therein not misleading,
instructions relating to the              provided that this
Investment Company, and all               agreement to indemnify
amendments or supplements to any          shall not apply as to any
of the above that relate to the           Indemnified Party if such
Variable Contracts issued by the          statement or omission or
Insurer or the Separate Accounts          such alleged statement or
which utilize the Investment              omission was made in
Company as an underlying                  reliance upon and in
investment medium, promptly after         conformity with
the filing of such document with          information furnished to
the SEC or other regulatory               the Insurer by or on
authority.                                behalf of the Investment
                                          Company for use in the
(g) For purposes of this                  registration statement or
Section 6, the phrase "sales              prospectus for the
literature or other promotional           Variable Contracts issued
material" includes, but is not            by the Insurer or sales
limited to, advertisements (such          literature (or any
as material published, or                 amendment or supplement)
designed for use on the Internet,         or otherwise for use in
in a newspaper, magazine, or              connection with the sale
other periodical, radio,                  of such Variable Contracts
television, telephone or tape             or Investment Company
recording, videotape display,             shares; or
signs or billboards, motion
pictures, computerized media, or          (B) arise out of or as a
other public media), sales                result of any statement or
literature (i.e., any written             representation (other than
communication distributed or made         statements or
generally available to customers          representations contained
or the public, including                  in the registration
brochures, circulars, research            statement, prospectus or
reports, market letters, form             sales literature of the
letters, seminar texts, reprints          Investment Company not
or excerpts of any other                  supplied by the Insurer or
advertisement, sales literature,          persons under its control)
or published article),                    or wrongful conduct of the
educational or training materials         Insurer or any of its
or other communications                   affiliates, employees or
distributed or made generally             agents with respect to the
available to some or all agents           sale or distribution of
or employees.                             the Variable Contracts
                                          issued by the Insurer or
                                          the Investment Company
                                          shares; or
FUND PARTICIPATION AGREEMENT
APRIL 30, 2008

       (C) arise out of any                proceedings against them in
       untrue statement or                 connection with the issuance
       alleged untrue statement            or sale of the Investment
       of a material fact                  Company shares or the
       contained in a                      Variable Contracts issued by
       registration statement,             the Insurer or the operation
       prospectus, or sales                of the Investment Company.
       literature of the
       Investment Company or any        (b)Indemnification By the
       amendment thereof or                Distributor
       supplement thereto or the
       omission or alleged                 (i) The Distributor agrees to
       omission to state therein           indemnify and hold harmless
       a material fact required            the Insurer and its directors
       to be stated therein or             and officers and each person,
       necessary to make the               if any, who controls the
       statements therein not              Insurer within the meaning of
       misleading if such a                Section 15 of the 1933 Act or
       statement or omission was           who is under common control
       made in reliance upon               with the Insurer
       information furnished to            (collectively, the
       the Investment Company by           "Indemnified Parties" for
       or on behalf of the                 purposes of this
       Insurer; or                         Section 7(b)) against any and
                                           all losses, claims, damages,
       (D) arise out of or                 liabilities (including
       result from any material            amounts paid in settlement
       breach of any                       with the written consent of
       representation and/or               the Distributor) or
       warranty made by the                litigation expenses
       Insurer in this Agreement           (including legal and other
       or arise out of or result           expenses) to which the
       from any other material             Indemnified Parties may
       breach of this Agreement            become subject under any
       by the Insurer;                     statute or regulation, at
                                           common law or otherwise,
except to the extent provided in           insofar as such losses,
Sections 7(a)(ii) and 7(a)(iii)            claims, damages, liabilities
hereof.                                    or litigation expenses are
                                           related to the sale or
   (ii) The Insurer shall not be           acquisition of the Investment
   liable under this                       Company's shares or the
   indemnification provision               Variable Contracts issued by
   with respect to any losses,             the Insurer and:
   claims, damages, liabilities
   or litigation expenses to                   (A) arise out of or are
   which an Indemnified Party                  based upon any untrue
   would otherwise be subject by               statement or alleged
   reason of willful                           untrue statement of any
   misfeasance, bad faith, or                  material fact contained
   gross negligence in the                     in the registration
   performance of the                          statement or prospectus
   Indemnified Party's duties or               or sales literature of
   by reason of the Indemnified                the Investment Company
   Party's reckless disregard of               (or any amendment or
   obligations or duties under                 supplement to any of the
   this Agreement or to the                    foregoing), or arise out
   Investment Company.                         of or are based upon the
                                               omission or the alleged
   (iii) The Insurer shall not                 omission to state therein
   be liable under this                        a material fact required
   indemnification provision                   to be stated therein or
   with respect to any claim                   necessary to make the
   made against an Indemnified                 statements therein not
   Party unless such Party shall               misleading, provided that
   have notified the Insurer in                this agreement to
   writing within a reasonable                 indemnify shall not apply
   time after the summons or                   as to any Indemnified
   other first legal process                   Party if such statement
   giving information of the                   or omission or such
   nature of the claim shall                   alleged statement or
   have been served upon such                  omission was made in
   Indemnified Party (or after                 reliance upon and in
   such Party shall have                       conformity with
   received notice of such                     information furnished to
   service on any designated                   the Distributor or the
   agent), but failure to notify               Investment Company or the
   the Insurer of any such claim               designee of either by or
   shall not relieve the Insurer               on behalf of the Insurer
   from any liability which it                 for use in the
   may have to the Indemnified                 registration statement or
   Party against whom such                     prospectus for the
   action is brought otherwise                 Investment Company or in
   than on account of this                     sales literature (or any
   indemnification provision. In               amendment or supplement)
   case any such action is                     or otherwise for use in
   brought against the                         the registration
   Indemnified Parties, the                    statement or prospectus
   Insurer shall be entitled to                for the Investment
   participate, at its own                     Company or in sales
   expense, in the defense of                  literature (or any
   such action. The Insurer also               amendment or supplement)
   shall be entitled to assume                 or otherwise for use in
   the defense thereof, with                   connection with the sale
   counsel satisfactory to the                 of the Variable Contracts
   party named in the action.                  issued by the Insurer or
   After notice from the Insurer               Investment Company
   to such party of the                        shares; or
   Insurer's election to assume
   the defense thereof, the                    (B) arise out of or as a
   Indemnified Party shall bear                result of any statement
   the fees and expenses of any                or representations (other
   additional counsel retained                 than statements or
   by it, and the Insurer will                 representations contained
   not be liable to such party                 in the registration
   under this Agreement for any                statement, prospectus or
   legal or other expenses                     sales literature for the
   subsequently incurred by such               Variable Contracts not
   party independently in                      supplied by the
   connection with the defense                 Distributor or any
   thereof other than reasonable               employees or agents
   costs of investigation.                     thereof) or wrongful
                                               conduct of the Investment
(iv) The Indemnified Parties                   Company or Distributor,
shall promptly notify the                      or the affiliates,
Insurer of the commencement of                 employees, or agents of
any litigation or                              the Investment Company or
                                               the Distributor with
                                               respect to the sale or
                                               distribution of the
                                               Variable Contracts


FUND PARTICIPATION AGREEMENT
APRIL 30, 2008
        issued by the Insurer or             independently in connection
        Investment Company shares;           with the defense thereof other
        or                                   than reasonable costs of
                                             investigation.
        (C) arise out of any
        untrue statement or                  (iv) The Insurer shall
        alleged untrue statement             promptly notify the
        of a material fact                   Distributor of the
        contained in a                       commencement of any litigation
        registration statement,              or proceedings against it or
        prospectus, or sales                 any of its officers or
        literature covering the              directors in connection with
        Variable Contracts issued            the issuance or sale of the
        by the Insurer, or any               Variable Contracts issued by
        amendment thereof or                 the Insurer or the operation
        supplement thereto, or the           of the Separate Accounts.
        omission or alleged
        omission to state therein         (c)Indemnification by the
        a material fact required             Investment Company
        to be stated therein or
        necessary to make the                (i) The Investment Company
        statement or statements              agrees to indemnify and hold
        therein not misleading, if           harmless the Insurer, and its
        such statement or omission           directors and officers and
        was made in reliance upon            each person, if any, who
        information furnished to             controls the Insurer within
        the Insurer by or on                 the meaning of Section 15 of
        behalf of the Investment             the 1933 Act or who is under
        Company; or                          common control with the
                                             Insurer (collectively, the
        (D) arise out of or result           "Indemnified Parties" for
        from any material breach             purposes of this Section 7(c))
        of any representation                against any and all losses,
        and/or warranty made by              claims, damages, liabilities
        the Distributor in this              (including amounts paid in
        Agreement or arise out of            settlement with the written
        or result from any other             consent of the Investment
        material breach of this              Company) or litigation
        Agreement by the                     expenses (including legal and
        Distributor;                         other expenses) to which the
                                             Indemnified Parties may become
 except to the extent provided in            subject under any statute or
 Sections 7(b)(ii) and 7(b)(iii)             regulation, at common law or
 hereof.                                     otherwise, insofar as such
                                             losses, claims, damages,
    (ii) The Distributor shall not           liabilities or litigation
    be liable under this                     expenses are related to the
    indemnification provision with           sale or acquisition of the
    respect to any losses, claims,           Investment Company's shares or
    damages, liabilities or                  the Variable Contracts issued
    litigation expenses to which             by the Insurer and arise out
    an Indemnified Party would               of or result from any material
    otherwise be subject by reason           breach of any representation
    of willful misfeasance, bad              and/or warranty made by the
    faith, or gross negligence in            Investment Company in this
    the performance of the                   Agreement or arise out of or
    Indemnified Party's duties or            result from any other material
    by reason of the Indemnified             breach of this Agreement by
    Party's reckless disregard of            the Investment Company,
    obligations or duties under
    this Agreement or to the                 except to the extent provided
    Insurer or the Separate                  in Sections 7(c)(ii) and
    Accounts.                                7(c)(iii) hereof.

    (iii) The Distributor shall not          (ii) The Investment Company
    be liable under this                     shall not be liable under this
    indemnification provision with           indemnification provision with
    respect to any claim made against        respect to any losses, claims,
    an Indemnified Party unless such         damages, liabilities or
    Party shall have notified the            litigation expenses to which
    Distributor in writing within a          an Indemnified Party would
    reasonable time after the summons        otherwise be subject by reason
    or other first legal process             of willful misfeasance, bad
    giving information of the nature         faith, or gross negligence in
    of the claim shall have been             the performance of the
    served upon such Indemnified             Indemnified Party's duties or
    Party (or after such Party shall         by reason of the Indemnified
    have received notice of such             Party's reckless disregard of
    service on any designated agent),        obligations or duties under
    but failure to notify the                this Agreement or to the
    Distributor of any such claim            Insurer or the Separate
    shall not relieve the Distributor        Accounts.
    from any liability which it may
    have to the Indemnified Party            (iii) The Investment Company
    against whom such action is              shall not be liable under this
    brought otherwise than on account        indemnification provision with
    of this indemnification                  respect to any claim made
    provision. In case any such              against an Indemnified Party
    action is brought against the            unless such party shall have
    Indemnified Parties, the                 notified the Investment
    Distributor will be entitled to          Company in writing within a
    participate, at is own expense,          reasonable time after the
    in the defense thereof. The              summons or other first legal
    Distributor also shall be                process giving information of
    entitled to assume the defense           the nature of the claim shall
    thereof, with counsel                    have been served upon such
    satisfactory to the party named          Indemnified Party (or after
    in the action. After notice from         such Party shall have received
    the Distributor to such party of         notice of such service on any
    the Distributor's election to            designated agent), but failure
    assume the defense thereof, the          to notify the Investment
    Indemnified Party shall bear the         Company of any such claim
    fees and expenses of any                 shall not relieve the
    additional counsel retained by           Investment Company from any
    it, and the Distributor will not         liability which it may have to
    be liable to such party under            the Indemnified Party against
    this Agreement for any legal or          whom such action is brought
    other expense subsequently               otherwise than on account of
    incurred by such party                   this indemnification
                                             provision. In case any such
                                             action is brought against the
                                             Indemnified Parties, the
                                             Investment

FUND PARTICIPATION AGREEMENT
APRIL 30, 2008

   Company will be entitled to             material adverse effect upon the
   participate, at its own expense,        ability of the Insurer to perform
   in the defense thereof. The             its obligations under this
   Investment Company also shall be        Agreement, including as a result
   entitled to assume the defense          of material adverse publicity, or
   thereof, with counsel
   satisfactory to the party named         (iv) at the option of the
   in the action. After notice from        Insurer, immediately upon written
   the Investment Company to such          notice, upon institution of
   party of the Investment Company's       formal proceedings against the
   election to assume the defense          Investment Company or the
   thereof, the Indemnified Party          Distributor by the FINRA, the
   shall bear the fees and expenses        SEC, or any state securities or
   of any additional counsel               insurance department or any other
   retained by it, and the                 regulatory body; provided,
   Investment Company will not be          however, that the Insurer
   liable to such party under this         determined in its sole judgment
   Agreement for any legal or other        exercised in good faith, that any
   expenses subsequently incurred by       such administrative proceedings
   such party independently in             will have a material adverse
   connection with the defense             effect upon the ability of the
   thereof other than reasonable           Distributor or the Investment
   costs of investigation.                 Company to perform its
                                           obligations under this Agreement,
   (iv) The Insurer shall promptly         including as a result of material
   notify the Investment Company of        adverse publicity; or
   the commencement of any
   litigation or proceedings against       (v) upon requisite vote of the
   it or any of its officers or            Variable Contract Owners having
   directors in connection with the        an interest in the Separate
   issuance or sale of the Variable        Accounts (or any sub-accounts
   Contracts issued by the Insurer         thereof) to substitute the shares
   or the sale of the Investment           of another investment company for
   Company's shares.                       the corresponding shares of the
                                           Investment Company or a Fund in
8. APPLICABLE LAW                          accordance with the terms of the
   --------------                          Variable Contracts for which
                                           those shares had been selected or
(a) This Agreement shall be                serve as the underlying
construed and the provisions hereof        investment media; or
interpreted under and in accordance
with the laws of the Commonwealth of       (vi) at the option of any party
Pennsylvania.                              to the Agreement, immediately
                                           upon written notice, in the event
(b) This Agreement shall be subject        any of the shares of a Fund are
to the provisions of the 1933, 1934,       not registered, issued or sold in
and 1940 Acts, and the rules and           accordance with applicable state
regulations and rulings thereunder,        and/or federal law, or such law
including such exemptions from those       precludes the use of such shares
statutes, rules and regulations as         as the underlying investment
the SEC may grant (including, but          media of the Variable Contracts
not limited to, the Mixed and Shared       issued or to be issued by the
Funding Exemptive Order), and the          Insurer; or
terms hereof shall be interpreted
and construed in accordance                (vii) at the option of any party
therewith.                                 to the Agreement, immediately
                                           upon written notice, in the event
9. TERMINATION                             of a determination by a majority
   -----------                             of the Trustees of the Investment
                                           Company, or a majority of its
(a)This Agreement shall terminate:         disinterested Trustees, that an
                                           irreconcilable conflict, as
   (i) at the option of any party          described in Section 4 hereof,
   upon 180 days advance written           exists; or
   notice to the other parties; or
                                           (viii) at the option of the
   (ii) at the option of the               Insurer, immediately upon written
   Insurer, immediately upon written       notice, if the Investment Company
   notice, if shares of the Funds          or a Fund fails to meet the
   are not reasonably available to         requirements under Subchapter M
   meet the requirements of the            of the Code for qualification as
   Variable Contracts issued by the        a Regulated Investment Company
   Insurer, as determined by the           specified in Section 3(b) hereof
   Insurer, and upon prompt notice         or the diversification
   by the Insurer to the other             requirements specified in
   parties; or                             Section 3(c) hereof; or

(iii) at the option of the                 (ix) at the option of the
Investment Company or the                  Investment Company or the
Distributor, immediately upon              Distributor, immediately upon
written notice, upon institution of        written notice, in the event that
formal proceedings against the             any or all Variable Contracts
Insurer or its agent by the FINRA,         fail to meet the qualifications
the SEC, or any state securities or        specified in Sections 3(d) and
insurance department or any other          3(e) hereof; or
regulatory body regarding the
Insurer's duties under this                (x) at the option of the
Agreement or related to the sale of        Investment Company or the
the Variable Contracts issued by the       Distributor, upon 30 days'
Insurer, the operation of the              written notice, if the Investment
Separate Accounts, or the purchase         Company or the Distributor shall
of the Investment Company shares;          determine, in its sole judgment
provided, however, that the                exercised in good faith, that the
Investment Company or the                  Insurer has suffered a material
Distributor has determined in its          adverse change in its business
sole judgment exercised in good            operations, financial condition,
faith, that any such administrative        or prospects since the date of
proceedings will have a                    this Agreement or is subject of
                                           material adverse publicity; or



FUND PARTICIPATION AGREEMENT
APRIL 30, 2008

   (xi) at the option of the               Company and the Distributor
   Insurer, upon 30 days' written          shall, at the option of the
   notice, if the Insurer shall            Insurer, continue, until the one
   determine, in its sole judgment         year anniversary from the date of
   exercised in good faith, that the       termination, and from year to
   Investment Company or the               year thereafter if deemed
   Distributor has suffered a              appropriate by the Investment
   material adverse change in its          Company and the Distributor, to
   business operations, financial          make available additional shares
   condition, or prospects since the       of the Investment Company
   date of this Agreement or is the        pursuant to the terms and
   subject of material adverse             conditions of this Agreement, for
   publicity; or                           all Variable Contracts in effect
                                           on the effective date of
   (xii) at the option of the              termination of this Agreement
   Insurer upon the Investment             (hereinafter referred to as
   Company's or Distributor's              "Existing Contracts").
   material breach of any provision        Specifically, based on
   of this Agreement, upon 30 days'        instructions from the owners of
   written notice and the                  the Existing Contracts, the
   opportunity to cure within such         Separate Accounts shall be
   notice period; or                       permitted to reallocate
                                           investments in the Funds of the
   (xiii) at the option of the             Investment Company and redeem
   Investment Company or the               investments in the Funds, and
   Distributor upon the Insurer's          shall be permitted to invest in
   material breach of any provision        the Funds in the event that
   of this Agreement, upon 30 days'        owners of the Existing Contracts
   written notice and the                  make additional premium payments
   opportunity to cure within such         under the Existing Contracts.
   notice period; or
                                           (ii) Insurer agrees, promptly
   (xiv) at the option of any party        after any termination of this
   to the Agreement, immediately           Agreement, to take all steps
   upon written notice, if the Board       necessary to redeem the
   of Trustees of the Investment           investment of the Separate
   Company has decided to (A) refuse       Accounts in the Funds within one
   to sell shares of any Fund to the       year from the date of termination
   Insurer and/or any of its               of the Agreement as provided in
   Separate Accounts; (B) suspend or       Section 9. Such steps shall
   terminate the offering of shares        include, but not be limited to,
   of any Fund; or (C) dissolve or         obtaining an order pursuant to
   liquidate the Investment Company        Section 26(c) of the 1940 Act to
   or any Fund.                            permit the substitution of other
                                           securities for the shares of the
(b) Each party to this Agreement           Funds. The Investment Company or
shall promptly notify the other            the Distributor may, in their
parties to the Agreement of the            discretion, permit the Separate
institution against such party of          Accounts to continue to invest in
any such formal proceedings as             the Funds beyond such one year
described in Sections 9(a) (iii) and       anniversary for an additional
(iv) hereof. The Insurer shall give        year beginning on the first
60 days prior written notice to the        annual anniversary of the date of
Investment Company of the date of          termination, and from year to
any proposed vote of Variable              year thereafter; provided that
Contract Owners to replace the             the Investment Company or the
Investment Company's shares as             Distributor agrees in writing to
described in Section 9(a)(v) hereof.       permit the Separate Accounts to
                                           continue to invest in the Funds
(c) The Investment Company and the         prior to the beginning of any
Distributor acknowledge that the           such year.
Insurer may have the right to
substitute shares of other              (e) In the event (i) the Agreement
securities for shares of the Funds      is terminated pursuant to Sections
under certain circumstances. The        9(a) (vii) or (ix), at the option of
Insurer agrees not to exercise this     the Investment Company or the
right until after at least 60 days'     Distributor; or (ii) the one year
written notice to the Investment        anniversary of the termination of
Company and the Distributor. In the     the Agreement is reached or, after
event that the Insurer exercises its    waiver as provided in Section 9(d),
right to substitute shares of other     such subsequent anniversary is
securities for shares of the Funds,     reached (each of (i) and
the Insurer shall furnish, or shall     (ii) referred to as a "triggering
cause to be furnished, to the           event" and the date of termination
Investment Company and the              as provided in (i) or the date of
Distributor, or their designees, any    the anniversary as provided in
application for an order seeking        (ii) referred to as the "request
approval of the substitution or any     date"), the parties agree that such
other written material related to       triggering event shall be considered
such substitution, including the        as a request for immediate
notice of the substitution to be        redemption of shares of the Funds
sent to Variable Contract Owners, at    held by the Separate Accounts,
least 15 days prior to the filing or    received by the Investment Company
delivery of such application or         as of the request date, and the
written material with the SEC or any    Investment Company agrees to process
other regulatory body or entity or      such redemption request in
to Variable Contract Owners. If, in     accordance with the 1940 Act and the
any such application or other           regulations thereunder and the
written material, the Investment        Investment Company's registration
Company (or any Fund thereof) or its    statement.
investment adviser or the
Distributor is named, no such           (f) If this Agreement terminates,
application or other written            the parties agree that Section 7 and
material shall be filed or delivered    Sections 3(a)(j), 8(a) and 8(b),
unless the Investment Company and       and, to the extent that all or a
the Distributor, or the designee of     portion of the assets of the
either, approve the material or do      Separate Accounts continue to be
not respond with comments on the        invested in the Investment Company
material within 10 days from receipt    or any Fund of the Investment
of the material.                        Company, Sections 1, 2, 3, and 4 and

(d) (i) Notwithstanding any
termination of this Agreement, and
except as provided in Section 9(e),
the Investment

FUND PARTICIPATION AGREEMENT
APRIL 30, 2008

Sections 5(f), 5(g) and 5(h) will        savings in administrative expense by
remain in effect after termination.      virtue of having a sole shareholder
                                         rather than multiple shareholders. In
10. NOTICES                              consideration of the administrative
    -------                              savings resulting from having a sole
                                         shareholder rather than multiple
Any notice shall be sufficiently         shareholders, with respect to share
given when sent by registered or         held in sub-accounts for which
certified mail to the other party at     Insurer provides administrative
the address of such party set forth      services, Distributor agrees to pay
below or at such other address as        to Insurer an amount computed at an
such party may from time to time         annual rate equal to the percentage
specify in writing to the other party.   of average daily net asset value set
                                         forth in Exhibit C to this Agreement.
   If to the Investment Company:         These payments to Insurer are for
                                         administrative services only and do
Federated Insurance Series               not constitute payment in any manner
4000 Ericsson Drive                      for any other service. Insurer agrees
Warrendale, PA 15086-7561                to disclose the receipt of
Attn.: John W. McGonigle                 administrative fees pursuant to this
                                         Agreement to Variable Contract Owners
   If to the Distributor:                to the extent required by law.

Federated Securities Corp.               (d) The Investment Company reserves
Federated Investors Tower                the right, upon written notice to the
1001 Liberty Avenue                      Insurer (given at the earliest
Pittsburgh, Pennsylvania 15222-3779      practicable time), to take all
Attn.: John W. McGonigle                 actions, including, but not limited
                                         to, the dissolution, reorganization,
   If to Contract Administration:        liquidation, merger or sale of all
                                         assets of the Investment Company or
Contract Administration                  any Fund upon the sole authorization
Federated Investors                      of the Board of Trustees, acting in
4000 Ericsson Drive                      good faith.
Warrendale, PA 15086-7561
                                         (e) It is understood that the name
Unless otherwise notified in writing,    "Federated" or any derivative thereof
all notices to Insurer shall be given    or logo associated with that name is
or sent to the address shown on the      the valuable property of the
signature page of this Agreement.        Distributor and its affiliates, and
                                         that the Insurer has the right to use
11. MISCELLANEOUS                        such name (or derivative or logo)
    -------------                        only so long as this Agreement is in
                                         effect. Upon termination of this
(a) A copy of the Investment             Agreement the Insurer shall forthwith
Company's Declaration of Trust is on     cease to use such name (or derivative
file with the Secretary of the           or logo).
Commonwealth of Massachusetts and
notice is hereby given that any          (f) The captions in this Agreement
agreements that are executed on          are included for convenience of
behalf of the Investment Company by      reference only and in no way define
any Trustee or officer of the            or delineate any of the provisions
Investment Company are executed in       hereof or otherwise affect their
his or her capacity as Trustee or        construction or effect.
officer and not individually. The
obligations of this Agreement shall      (g) This Agreement may be executed
only be binding upon the assets and      simultaneously in two or more
property of the Investment Company       counterparts, each of which taken
and shall not be binding upon any        together shall constitute one and the
Trustee, officer or shareholder of       same instrument.
the Investment Company individually.
No Fund shall be liable for any          (h) If any provision of this
obligations properly attributable to     Agreement shall be held or made
any other Fund.                          invalid by a court decision, statute,
                                         rule or otherwise, the remainder of
(b) Nothing in this Agreement shall      the Agreement shall not be affected
impede the Investment Company's          thereby.
Trustees or shareholders of the
shares of the Investment Company's       (i) This Agreement may not be
Funds from exercising any of the         assigned by any party to the
rights provided to such Trustees or      Agreement except with the written
shareholders in the Investment           consent of the other parties to the
Company's Declaration of Trust, as       Agreement.
amended, a copy of which will be
provided to the Insurer upon request.    (j) Except as provided in this
                                         paragraph ll(j), this Agreement may
(c) Administrative services to           be amended only by a writing signed
Variable Contract Owners shall be the    by both parties. Distributor may
responsibility of Insurer. Insurer,      amend Exhibit C from time to time by
on behalf of its separate accounts       posting an amended Exhibit C on
will be the sole shareholder of          Distributor's website. Any such
record of Investment Company shares.     amendment shall be effective as of
Investment Company and Distributor       the date indicated on the amended
recognize that they will derive a        Exhibit C. Insurer may amend Exhibit
substantial                              A by mailing the amended Exhibit A to
                                         Federated Contract Administration at
                                         the address set forth above. Any such
                                         amendment shall be effective as of
                                         the earlier of (i) its receipt by
                                         Distributor or (ii) the date
                                         indicated on the amended Exhibit A.




FUND PARTICIPATION AGREEMENT
APRIL 30, 2008

    IN WITNESS WHEREOF, the parties
 hereto have caused this Agreement
 to be duly executed as of the day
 and year first above written.


FEDERATED INSURANCE SERIES

By:      /s/ John McGonigle
         ------------------------------
Name:    John McGonigle
Title:   EVP

FEDERATED SECURITIES CORP.

By:      /s/ Thomas E. Territ
         ------------------------------
Name:    Thomas E. Territ
Title:   President

METLIFE INVESTORS USA INSURANCE COMPANY
Paul L. LeClair
----------------------------------------
(Please print or type)

By:      /s/ Paul L. LeClair
         ------------------------------
Name:    Paul L. LeClair
Title:   Vice President
Address: 501 Boylston Street
         5th Floor
         Boston   MA      02116
         City     State   Zipcode


FUND PARTICIPATION AGREEMENT
APRIL 30, 2008

                                   EXHIBIT A

                           INSURER SEPARATE ACCOUNT

                   METLIFE INVESTORS USA SEPARATE ACCOUNT A

FUND PARTICIPATION AGREEMENT
APRIL 30, 2008

                                  EXHIBIT A-1

                                   EXHIBIT B
                            OPERATIONAL PROCEDURES


   (a) Insurer shall, on behalf of         determined based upon the net
   the Investment Company, receive         asset value at the Close of
   instructions from the Separate          Trading on the Trade Date,
   Accounts for acceptance prior to        provided that, if the Fund
   the Close of Trading on each            receives the trading
   Business Day. Insurer shall, upon       information called for by this
   its acceptance of any such              subparagraph after 9:00 a.m.
   instructions, communicate such          Eastern Time on a Settlement
   acceptance to the Separate              Date, the Investment Company
   Accounts.                               shall use its best efforts to
                                           enter the Insurer's purchase
   (b) Insurer or its designee shall       or redemption order at the net
   communicate to Investment               asset value at the Close of
   Company, by means of electronic         Trading on the Trade Date, but
   transmission or other mutually          if Investment Company is
   acceptable means, a report of           unable to do so, the
   Insurer's trading activity in           transaction shall be entered
   each of the Funds for the most          at the net asset value next
   recent Business Day in accordance       determined after the
   with each Fund's prospectus.            Investment Company receives
   However, if Insurer will be             the trading information.
   communicating such information
   after the Close of Trading, then        (iii) In the event there is a
   the Insurer shall be considered         net purchase in any Fund,
   the Investment Company's agent          Insurer or its designee shall
   for purposes of Rule 22c-1 of the       exercise its best efforts to
   Investment Company Act of 1940,         direct wire payment in the
   as amended. To the extent that          dollar amount of the net
   each of the parties is a member         purchase to be received by the
   of, and/or has access to, the           Investment Company by the
   National Securities Clearing            close of the Federal Reserve
   Corporation's ("NSCC") systems          Wire Transfer System on the
   and services, including Fund/SERV       Settlement Date. If the wire
   and Networking, the parties agree       is not received by the
   to utilize such services for all        Investment Company by such
   transactions contemplated               time, and such delay was not
   hereunder and agree that all such       caused by the negligence or
   dealings and transactions shall         willful misconduct of the
   be processed in accordance with,        Investment Company, the
   and governed by, the NSCC's Rules       Investment Company shall be
   and Procedures (as the same may         entitled to receive from
   be amended from time to time) and       Insurer the dollar amount of
   the Networking Agreement executed       any overdraft plus any
   by each such party. In the event        associated bank charges
   of the unavailability of the NSCC       incurred.
   at any time, the following
   procedures shall apply:                 (iv) In the event there is a
                                           net redemption in any Fund,
      (i) The Investment Company           the Investment Company shall
      shall use its best efforts to        wire the redemption proceeds
      provide information listed in        to the Insurer's custodial
      Sections l(i) and l(j) of the        account, or to the designated
      Agreement to Insurer by means        depository for the Insurer,
      of electronic transmission or        specified by Insurer or its
      other mutually acceptable            designee. If the Investment
      means by 7:00 p.m. Eastern           Company receives the
      Time on each Business Day.           redemption information by 9:00
                                           a.m. Eastern Time on the
      (ii) Insurer or its designee         Settlement Date, the
      shall communicate to the             redemption proceeds shall be
      Investment Company, by means         wired so as to be received on
      of electronic transmission or        the Settlement Date. If the
      other mutually acceptable            Investment Company receives
      means, a report of Insurer's         the redemption information
      trading activity in each of          after that time, the
      the Funds for the most recent        Investment Company shall use
      Business Day ("Trade Date") by       its best efforts to wire the
      9:00 a.m. Eastern Time on the        redemption proceeds so that
      Business Day following the           they are received by the Close
      Trade Date ("Settlement              of
      Date"). The number of shares
      to be purchased or redeemed
      shall be

FUND PARTICIPATION AGREEMENT
APRIL 30, 2008

                                  EXHIBIT B-1

     Trading on the Settlement Date,       (B) Upon such notification,
     but if the Investment Company         Insurer shall promptly
     is unable to do so, the               determine, for all Separate
     redemption proceeds shall be          Accounts which purchased or
     wired so as to be received by         redeemed Shares on each
     the Close of Trading on the           Business Day on which a Pricing
     Business Day following the            Error occurred, the correct
     Settlement Date. If the wire is       number of Shares purchased or
     not received by the time              redeemed using the corrected
     specified in this                     price and the amount of
     sub-paragraph, and such delay         transaction proceeds actually
     was not caused by the                 paid or received. Following
     negligence or willful                 such determination, the Insurer
     misconduct of Insurer or its          shall adjust the number of
     designee, Insurer or Insurer's        Shares held in each Separate
     designee shall be entitled to         Account to the extent necessary
     receive from the Investment           to reflect the correct number
     Company the dollar amount of          of Shares purchased or redeemed
     any overdraft plus any                for the Separate Account.
     associated bank charges               Following such determination,
     incurred; provided, however,          Insurer shall notify the Fund
     that if the delay was due to          of the net changes in
     factors beyond the control of         transactions for the relevant
     the Investment Company and its        Separate Account and the Fund
     subsidiaries, the Investment          shall adjust the Separate
     Company shall not be liable for       Account accordingly.
     any overdraft or any associated
     bank charges incurred.                (C) If, after taking into
                                           account the adjustments
     (v) If the dollar amount of the       required by subparagraph
     redemption proceeds wired by          (d)(B), Insurer determines that
     the Investment Company exceeds        some Separate Account customers
     the amount that should have           were still entitled to
     been transmitted, Insurer shall       additional redemption proceeds
     use its best efforts to have          (a "Redemption Shortfall"), it
     such excess amount returned to        shall notify the Investment
     the Investment Company as soon        Company of the aggregate amount
     as possible.                          of the Redemption Shortfalls
                                           and provide supporting
  (c) All wire payments referenced         documentation for such amount.
  in this Agreement shall be               Upon receipt of such
  transmitted via the Federal              documentation, the Investment
  Reserve Wire Transfer System.            Company shall cause the
  Notwithstanding any other                relevant Fund to remit to
  provision of this Agreement, in          Insurer additional redemption
  the event that the Federal Reserve       proceeds in the amount of such
  Wire Transfer System is closed on        Redemption Shortfalls and
  any Business Day, the duties of          Insurer shall apply such funds
  the Investment Company, Insurer,         to payment of the Redemption
  and their designees under this           Shortfalls.
  Agreement shall be suspended, and
  shall resume on the next Business        (D) If, after taking into
  Day that the Federal Reserve Wire        account the adjustments
  Transfer System is open as if such       required by subparagraph
  period of suspension had not             (d)(B), Insurer determines that
  occurred.                                a Separate Account customer
                                           still received excess
  (d) In the event (i) a Fund is           redemption proceeds (a
  required (under the then                 "Redemption Overage"), Insurer
  prevailing pricing error                 shall use its best efforts to
  guidelines of the Investment             collect the balance of such
  Company) to recalculate purchases        Redemption Overage from such
  and redemptions of Shares held in        Separate Account. In no event,
  Insurer's account due to an error        however, shall Insurer be
  in calculating the net asset value       liable to the Investment
  of such class of Shares (a "NAV          Company or any Fund for any
  Error") or (ii) there is a               Redemption Overage. Nothing in
  dividend rate error with respect         this subparagraph (d) shall be
  to any Fund held in Insurer's            deemed to limit the right of
  account (a "Rate Error"; Rate            any Fund to recover any
  Error and NAV Error individually         Redemption Overage directly or
  and collectively shall be referred       to be indemnified by any party
  to as a "Pricing Error"):                for losses arising from a
                                           Pricing Error.
     (A) The Investment Company
     shall promptly notify Insurer
     in writing of the Pricing
     Error, which written notice
     shall identify the class of
     Shares, the Business Day(s) on
     which the Pricing Error(s)
     occurred and the corrected net
     asset value of the Shares on
     each Business Day.

FUND PARTICIPATION AGREEMENT
APRIL 30, 2008

                                  EXHIBIT B-2

EXHIBIT C TO FUND PARTICIPATION AGREEMENT

AS OF MARCH 1, 2010

The following lists the Funds and Shares subject to the Fund Participation Agreement and the compensation payable to Insurer pursuant to the Fund Participation Agreement. Administrative Service Fees are paid at an annual rate on the average net asset value of shares held in Fund accounts attributed to Insurer pursuant to the Fund Participation Agreement.

A Fund marked with an asterisk (*) offers one class of shares that is undesignated but is subject to the same fee rates listed for the class that the Fund is grouped under. Each Fund's prospectus shall control in case of any conflict with this Schedule.

EFFECTIVE WITH THE DISTRIBUTION OF PAYMENTS FOR THE PERIOD ENDING APRIL 30, 2008, THE ADMINISTRATIVE SERVICE FEES WILL BE DISTRIBUTED SO LONG AS THE TOTAL AMOUNT PAYABLE TO INSURER, FOR EACH INDIVIDUAL TRANSFER AGENT SYSTEM FINANCIAL INTERMEDIARY NUMBER, FOR THE PERIOD IS AT LEAST $25.00.

                                CLASS P SHARES
                                --------------

ADMINISTRATIVE SERVICE FEE:            0.25%

              FUND NAME                                     SERIES
-----------------------------------    --------------------------------------------------
Federated Insurance Series             Federated Capital Appreciation Fund II
                                       Federated Capital Income Fund II *
                                       Federated Clover Value Fund II
                                       Federated Equity Income Fund II *
                                       Federated Fund for U.S. Government Securities II *
                                       Federated High Income Bond Fund II
                                       Federated Kaufmann Fund II
                                       Federated Mid Cap Growth Strategies Fund II *
                                       Federated Prime Money Fund II *+
                                       Federated Quality Bond Fund II

                                CLASS SS SHARES
                                ---------------

ADMINISTRATIVE SERVICE FEE:            0.25%

              FUND NAME                                     SERIES
-----------------------------------    -------------------------------------------------
Federated Insurance Series             Federated Capital Appreciation Fund II
                                       Federated Clover Value Fund II
                                       Federated High Income Bond Fund II
                                       Federated Kaufmann Fund II
                                       Federated Market Opportunity Fund II
                                       Federated Quality Bond Fund II

+The Administrative Service Fee has been reduced as described in the Temporary Fee Waivers document.
---------------------


Exhibit C to Fund Participation                            As/of March 1, 2010
Agreement                                                Project Number: 38511

                              FIRST AMENDMENT TO

                         FUND PARTICIPATION AGREEMENT

                                     AMONG

            FEDERATED SECURITIES CORP., FEDERATED INSURANCE SERIES,

                                      AND

                    METLIFE INVESTORS USA INSURANCE COMPANY

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Fund Participation Agreement, dated 2-3, 2011 (the "Agreement") among Federated Securities Corp., Federated Insurance Series, and MetLife Investors USA Insurance Company as follows, effective as of the date of the Agreement.

   1. The following is added is added after the last "WHEREAS":

   WHEREAS; the Investment Company and the Insurer agree to distribute the prospectuses of the Funds within the Investment Company pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498"); and

   WHEREAS, the parties desire to set out the roles and responsibilities for complying with Rule 498 and other applicable laws.

   2. The following is added as Section 12 of the Agreement:

   12. SUMMARY PROSPECTUSES.

   (a) For purposes of this Agreement, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

   (b) The Investment Company shall provide the Insurer with copies of the Summary Prospectuses and any Supplements thereto in the same manner and at the same times as the Agreement requires that the Investment Company provides the Insurer with Statutory Prospectuses. The parties agree that the Investment Company will provide copies of either Summary Prospectuses or Statutory Prospectuses in its sole discretion.

   (c) The Investment Company represents and warrants that the Summary Prospectuses and the hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Investment Company and its Funds. The Investment Company further represents and warrants that it has appropriate policies and procedures in place to ensure that the Distributor's web site continuously complies with Rule 498.

   (d) The Investment Company agrees that the URL indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses, that such web page will contain the current Investment Company's documents required to be posted in compliance with Rule
   498. The Investment Company agrees to use its best efforts to (i) notify the Insurer of any unexpected interruptions in the availability of this web page and (ii) make available alternative means of obtaining the documents required to be posted in compliance with Rule 498.

   (e) The Investment Company and the Distributor represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(i) involving contract owner requests for additional Investment Company documents made directly to the Investment Company, the Distributor, or one of the Distributor's affiliates. The Investment Company and the Distributor further represent and warrant that any information obtained about contract owners will be used solely for the purposes of responding to requests for additional Investment Company documents.

   (f) The Insurer represents and warrants that it will respond to requests for additional Investment Company documents made by contract owners directly to the Insurer or one of its affiliates.

   (g) Insurer represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

   (h) At the Insurer's request, Investment Company will provide the Insurer with URLs to the Investment Company's current documents for use with Insurer's electronic delivery of fund documents or on the Insurer's website. The Investment Company will be responsible for ensuring the integrity of the URLs and for maintaining the Investment Company's current documents on the site to which such URLs originally navigate to.

   (i) The Investment Company and the Distributor represent and warrant that they have reasonable safeguards in place to prevent the documents contained on the web page, and the documents provided to the Insurer for purposes of electronic delivery, from containing any virus.

   (j) If the Investment Company determines that it will end its use of the Summary Prospectus delivery option, the Investment Company and the Distributor will provide the Insurer with at least 60 days' advance notice of its intent.

   (k) The parties agree that all other provisions of the Agreement, including the Indemnification provisions, will apply to the terms of this Amendment as applicable.

   3. Unless otherwise specified, capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Agreement.

   4. All references in the Agreement to the "Agreement" shall be deemed to be references to the Agreement, as amended hereby.

   5. Except as expressly provided herein, the Agreement shall remain in full force and effect without any modification, amendment or change.

   6. If any term, provision, covenant or condition of this Amendment, or any application hereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Amendment, and all applications hereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or unenforceability of such term, provision, covenant or condition does not materially impair the ability of the parties hereto to consummate the transactions contemplated hereby.

                 (remainder of page intentionally left blank)

    IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, 2-8, 2011.

                                          FEDERATED SECURITIES CORP.

                                          By:    /s/ Thomas E. Territ
                                                 ------------------------------
                                          Name:  Thomas E. Territ
                                          Title: President

                                          FEDERATED INSURANCE SERIES

                                          By:    /s/ John McGonigle
                                                 ------------------------------
                                          Name:  John McGonigle
                                          Title: Executive Vice President

                                          METLIFE INVESTORS USA INSURANCE
                                          COMPANY

                                          By:     /s/ Paul L. LeClair
                                                  ------------------------------
                                          Name:   Paul L. LeClair
                                          Title:  Vice President

                       ASSIGNMENT, ASSUMPTION AND CONSENT

This Assignment, Assumption and Consent ("Assignment") is effective as of November 17, 2014 (the "Effective Date") by and among Federated Securities Corp. and Federated Insurance Series (together, "Federated Entities"), Metlife Investors USA Insurance Company ("Assignor"), and MetLife Insurance Company USA ("Assignee").

                             BACKGROUND PROVISIONS

A. Federated Entities and Assignor are parties to that certain Fund Participation Agreement, dated as of February 3, 2011 (as amended, the "Agreement");

B. Assignor desires to assign all of its rights, obligations and liabilities under the Agreement to Assignee;

C. Assignee desires to accept and assume all of the rights, obligations and liabilities of Assignor under the Agreement; and

D. Federated Entities desire to consent to such assignment, acceptance and assumption subject to the terms herein.

                                   AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

1. Assignor hereby assigns to Assignee and Assignee hereby accepts and assumes all of Assignor's rights, obligations and liabilities under the Agreement.

2. Federated Entities hereby consent to the foregoing assignment and assumption of rights.

3. The Assignment and any actions arising out of or relating to this Assignment shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without regard to the conflict of law provisions thereof.

IN WITNESS WHEREOF the parties hereto have caused this Assignment to be executed as of the Effective Date set forth above in their names and on their behalf by and through their duly authorized officers.

FEDERATED SECURITIES CORP.                      METLIFE INVESTORS USA INSURANCE COMPANY

By:         /s/ Thomas E. Territ                By:         /s/ Karen A. Johnson
            ----------------------------------              ---------------------------------
Print Name: Thomas E. Territ                    Print Name: Karen A. Johnson
Title:      President                           Title:      Vice President
Date:       10/22/14                            Date:       10-17-14

FEDERATED INSURANCE SERIES                      METLIFE INSURANCE COMPANY USA

By:         /s/ John W. McGonigle               By:         /s/ Karen A. Johnson
            ----------------------------------              ---------------------------------
Print Name: John W. McGonigle                   Print Name: Karen A. Johnson
Title:      Exec Vice President                 Title:      Vice President
Date:       10-22-2014                          Date:       10-17-14